EX-99.906CERT

James P. Cullen, Chief Executive Officer and Principal Executive Officer, and Jeffrey T. Battaglia, Chief Financial Officer and Principal Financial Officer of the Cullen Funds Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s report on Form N-CSR containing the financial statements for the period ended December 31, 2018 (the “Form N-CSRS”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer, Principal Executive Officer	Chief Financial Officer, Principal Financial Officer
Cullen Funds Trust	Cullen Funds Trust

/s/ James P. Cullen	/s/ Jeffrey T. Battaglia
James P. Cullen	Jeffrey T. Battaglia
Date: March 7, 2019	Date: March 7, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.